EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-11254 and 333-161620 on Form S-8 of our report dated June 19, 2017, appearing in this Annual Report on Form 11-K of the Agrium 401(k) Retirement Savings Plan for the year ended December 31, 2016.

/s/ Eide Bailly LLP

Denver, Colorado

June 19, 2017